Exhibit 99.1

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action you should take, you are recommended to seek your own financial advice immediately from your stockbroker, bank manager, solicitor. accountant or other independent financial adviser authorised under the Financial Services and Markets Act 2000 (if you are in the United Kingdom), or from another appropriately authorised independent financial adviser.

This document has been prepared solely in connection with the Tender Offer.

This document is being distributed only (i) in the United Kingdom to persons who are creditors of the Company, falling within Article 43(2) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2001 and (ii) to persons to whom it may otherwise be lawful to distribute it (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons. This document and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person.

No representation or warranty, express or implied, is made or given by or on behalf of the Company, the Tender Agent, or the Tender Co-ordinator or any of their respective affiliates or any of such persons directors, officers or employees or any other person as to the accuracy, completeness or fairness of the information or opinions contained in this document.

If you have recently sold or otherwise transferred your entire holding(s) of Notes referred to below, you should immediately forward this document to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for transmission to the purchaser or transferee. However, this document and the accompanying Form of Acceptance and Form of Proxy should not be forwarded or transmitted into or from the United States, Canada, Australia or Japan.

In particular, the Tender Offer is not being made, directly or indirectly, in or into, or by use of the mails of, or by any means or instrumentality of interstate or foreign commerce of, or any facility of a national securities exchange of, the United States, Canada, Australia or Japan. This includes, but is not limited to, facsimile transmission, telex, email and telephone.

TENDER OFFER AND

NOTICE OF NOTEHOLDERS’ MEETING

APPLIED GRAPHICS TECHNOLOGIES, INC. (the “Company”)

(A corporation organised under the laws of the State of Delaware, United States of America)

Tender Offer to Purchase for Cash

all of the outstanding 10% Subordinated Notes due 2005
of Applied Graphics Technologies, Inc. (the “Notes”)
and Notice of Noteholders’ Meeting
(£18,574,000 Principal Amount Outstanding)

This document contains details of the terms and conditions of the Tender Offer and a notice convening a meeting of the Noteholders to be held at the offices of the Company’s subsidiary, Seven Worldwide Limited, at Kingsway North, Team Valley Estate, Gateshead, Tyne & Wear, NE11 0JH at 4.30 p.m. (London time) on Tuesday 30 July 2002. A description of the action to be taken by Noteholders is set out in Section 2 of this document. Upon passage and effectiveness of the resolution at the Noteholders’ meeting, the Company intends to redeem any untendered Notes and cancel them simultaneously with the settlement of the Tender Offer. Therefore, in the event the Noteholder resolution is approved, all of the outstanding Notes will be redeemed and cancelled by the Company upon settlement of the Tender Offer.

The following table summarizes the material pricing terms for the Tender Offer:

Purchase Price per £1
			Maximum	Principal Amount of Notes
		Minimum Principal	Principal	(which shall be inclusive of
Outstanding		Amount of Notes to	Amount	accrued interest and other
Principal	Title of	be	of Notes to be	amounts due under and in
Amount	Security	Accepted	Accepted	respect of the Notes)

£18,574,000	10% Subordinated Notes due 2005	£13,930,500	£18,574,000	The pounds sterling equivalent of US$0.1615 as calculated at the US$/£ exchange rate as published in the Financial Times on the Business Day before the Settlement Date[1] (being in aggregate US$3 million in the event that all Notes are tendered)

Questions and requests for assistance in connection with the Tender Offer or the procedures for tendering Notes may be directed to Lloyds TSB Registrars (the “Tender Agent”), contact details for which are contained on page 19 of this document. This Tender Offer Document (including the Notice of Noteholders’ Meeting) contains important information which should be read carefully before any decision is made with respect to the Tender Offer. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank custodian, trust company or other nominee must contact such entity if they wish to accept the Tender Offer. The distribution of this document in certain jurisdictions may be restricted by law. Persons into whose possession this document comes are required to inform themselves about, and to observe, any such restrictions. Neither the Tender Agent referred to herein nor the Tender Co-ordinator makes any representations whatsoever regarding this document or the Tender Offer. The Tender Agent and the Tender Co-ordinator are the agents of the Company, and owe no duty to any Noteholder.

Deutsche Bank AG is acting as Tender Co-ordinator to the Company in relation to the Tender Offer and to no one else and will not regard any other person as its customer nor be responsible to anyone other than the Company for providing the protections afforded to clients of Deutsche Bank AG or for providing advice in relation to the Tender Offer.

No dealer, salesperson or other person has been authorised to give any information or to make any representation not contained in this Tender Offer Document and Notice of Noteholders’ Meeting and, if given or made, such information or representation may not be relied upon as having been authorised by the Company.

Deutsche Bank AG

Tender Co-ordinator
4 July 2002

1 By way of a guide using the exchange rate as published in the Financial Times on 1 July 2002 of 0.656 gives a purchase price of £0.106 per £1 principal amount of Notes inclusive of any accrued interest and any other amounts due under and in respect of the Notes.

TIMETABLE*

Latest Time and Date for Submission of Tenders	5 p.m. (London time) on 30 July 2002
Latest Time and Date for Submission of Forms of Proxy	4.30 p.m. (London time) on 28 July 2002
Meeting of Noteholders	4.30 p.m. (London time) on 30 July 2002
Publication of Notice to Noteholders of Results of Meeting	Prior to 13 August 2002
Payment of Purchase Price	6 August 2002

*	Assumes Noteholders will vote in favour of the resolution at the Noteholders’ Meeting on 30 July 2002.

i

U.S. SECURITIES LAWS CONSIDERATIONS

THIS TENDER OFFER DOCUMENT AND NOTICE OF NOTEHOLDERS’ MEETING HAS NOT BEEN FILED WITH OR REVIEWED BY ANY FOREIGN, U.S. FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY, NOR HAS ANY SUCH COMMISSION OR AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFER TO PURCHASE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND MAY BE A CRIMINAL OFFENSE.

This Tender Offer Document and Notice of Noteholders’ Meeting constitutes neither an offer to purchase Notes nor a solicitation in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities or “blue sky” laws. The delivery of this Tender Offer Document and Notice of Noteholders’ Meeting shall not under any circumstances create any implication that the information contained herein or incorporated herein by reference is correct as of any time subsequent to the date hereof or, in the case of information incorporated herein by reference, subsequent to the date thereof, or that there has been no change in the information set forth herein or incorporated herein by reference or in any attachments hereto or in the affairs of the Company or any of its respective subsidiaries or affiliates since the date hereof.

ii

SECTION 1

APPLIED GRAPHICS TECHNOLOGIES, INC.

450 West 33rd Street

New York, New York 10001
United States of America
+1 212 716 6600

4 July 2002

To the holders of the Company’s outstanding 10% Subordinated Notes due 2005 (the “Notes”)

Re:	Tender Offer by Applied Graphics Technologies, Inc. (the “Company”) for the Notes and Notice of Noteholders’ Meeting to amend the terms and conditions of the Notes.

Dear Noteholders:

The Company today announced that it would put forward a proposal (the “Proposal”) to the holders of the Notes. The Proposal consists of:

(i)	a Tender Offer for the Notes at the Purchase Price (as detailed in paragraph 4 below); and

(ii)	an amendment to the terms and conditions of the Notes allowing for the redemption of the Notes by the Company at the Purchase Price in the terms of the Resolution described in Section 5.

This letter sets out the reasons for, and further details of, the Proposal.

1.     Background to and reasons for the Proposal

As of 31 May 2002, the Company owed a total of approximately US$177,610,640 under its Amended and Restated Credit Agreement, dated 10 March 1999, among the Company, certain lenders and Fleet National Bank, as administrative agent for the lenders (the “Senior Credit Agreement”). On 21 March 2002, the Company entered into an amendment to the Senior Credit Agreement that extended the maturity of the Senior Credit Agreement through April 2003.

Based on its current financial performance and liquidity position, the Company anticipates that it will be unable to pay the principal under the Senior Credit Agreement when it becomes due in April 2003.

The Company is engaged in discussions with the lenders under the Senior Credit Agreement in order to renegotiate the terms of its credit. These discussions have covered a wide range of alternatives and are currently focused on the deferral of cash interest payments on a portion of the debt, an extension of the maturity of the Senior Credit Agreement by several years and several other significant modifications. Any renegotiation of terms is likely to be subject to various contingencies, including the redemption and cancellation of all of the Notes. In connection with any such agreed renegotiation, the lenders would likely receive warrants for an additional portion of the Company’s outstanding common stock. There can be no assurances as to the terms or the success of any renegotiation of the Senior Credit Agreement.

2.     Likely consequences if the Resolution is not passed

In the event that the Resolution is not passed, it is unlikely that a favourable restructuring of the Senior Credit Agreement will be consummated and the Company will, therefore, be left in a precarious financial position.

The next payment date for interest due on the Notes is 31 July 2002. It is unlikely that such interest payment will be made. If the Company fails to make the interest payment, there will be a default under the Notes. In addition, if the Company defaults in paying the principal due in April 2003 under the Senior Credit Agreement, there may be a default under the Notes (pursuant to the cross-acceleration provisions in the Notes and the Senior Credit Agreement).

If there is a default in paying interest on the Notes, the debt owed pursuant to the Notes may be accelerated after 30 days. However, under the provisions of the Senior Credit Agreement together with the subordination provisions contained in the Notes, the holders of the Notes will not receive any payments in satisfaction of the debt owed to them by the Company until the Senior Credit Agreement debt has been fully discharged.

Consequently, in the event that the Company is unable to restructure its debt obligations under the Senior Credit Agreement, such restructuring being contingent, among other things, on the purchase and cancellation of the Notes, there can be no assurance that the Company will not default under the terms of the Notes or the Senior Credit Agreement, or will otherwise be able to continue ordinary course operations without seeking relief from its creditors. In the event of a bankruptcy or the institution of bankruptcy proceedings, Noteholders should be aware that pursuant to Schedule 2, Condition 3(c) of the Deed of Covenant, any distributions in cash or kind received by them as a result of the bankruptcy must be repaid by them to be applied against the Senior Credit Agreement debt. Further, since the value of the Company’s assets is less than its debts due under the Senior Credit Agreement, it is unlikely that the Noteholders would receive any payments in the event of such proceedings.

3.     Tender Offer

The Company offers to purchase all of the outstanding Notes at the Purchase Price.

Subject to certain conditions, including the tender of at least 75% of the principal amount of the Notes outstanding (as more particularly detailed in Section 2 (Terms and Conditions of the Tender Offer), paragraph 2 below), the Company will undertake to purchase all of the Notes from Noteholders who accept the Tender Offer. In the event that the Resolution is passed, the Company intends to waive this condition. One of the terms of acceptance is that the Noteholder will execute and return the Form of Acceptance together with the Form of Proxy appointing a representative of the Tender Agent as its proxy to vote in favour of the Resolution described in Section 5 of this document. The terms and conditions of the Tender Offer are described on pages 4 to 9 of this document.

4.     Purchase Price

The Purchase Price for the purposes of the Tender Offer is the pounds sterling equivalent of US$0.1615 (as calculated at the US$/£ exchange rate as published in the Financial Times on the Business Day before the Settlement Date (being in aggregate US$3 million in the event that all Notes are tendered)) per £1 principal amount of the Notes which shall be inclusive of any accrued interest and any other amounts due under and in respect of the Notes at the date of redemption and which shall be paid in accordance with paragraph 8 of Section 2 of this document.

5.     Proposed Amendment to the Notes

The Company is also proposing, by way of the Resolution to be proposed at a Noteholders’ Meeting convened for 30 July 2002, a modification of the terms of the Notes. The Resolution is set forth in Section 5 of this document.

In summary, if the Resolution is passed and becomes effective, the terms and conditions of all the Notes (including those held by the non-tendering Noteholders) will be modified such that the Company will have the right to purchase any outstanding Notes at the Purchase Price at any time without prior notice.

Upon approval of the Resolution, the Company will redeem any untendered Notes at the Purchase Price and cancel them simultaneously with the settlement of the Tender Offer.

6.     Noteholders’ Meeting

The quorum required for a meeting of Noteholders convened to consider an Extraordinary Resolution to alter the terms of the Notes as proposed is two or more persons, proxies or representatives holding or representing not less than 75% of the aggregate principal amount of the Notes outstanding. If the meeting is adjourned, the quorum is two or more persons, proxies or representatives holding or representing not less than 25% of the aggregate principal amount of the Notes outstanding.

The Resolution may be passed by a majority consisting of not less than 75% of the votes cast at the Meeting or any adjourned meeting and will be binding on all Noteholders, whether or not they are present or voting at the Meeting or any adjourned meeting, as the case may be.

7.     Acceptance

This paragraph should be read together with the notes on the Form of Acceptance.

Subject to the Company’s right to extend, waive, amend, terminate or withdraw the Tender Offer (as provided herein), in respect of the Notes in accordance with paragraph 6 of Section 2 of this document:

(a)    if you accept the Tender Offer, but the conditions of the Tender Offer are not satisfied or waived in full, we will return to you by post within 14 days of the Tender Offer lapsing, all Note certificates and/or other documents of title received from you in respect of the Notes; and

(b)    if you accept the Tender Offer and the Tender Offer is not terminated and the conditions of the Tender Offer are satisfied or waived in full, the Company will procure that, except where it elects for an Early Settlement Date, the Meeting (or any adjourned Meeting) is held and your Notes will be purchased on the Settlement Date at the Purchase Price.

The Purchase Price is in satisfaction of all and any liabilities of the Company to the Holder of the Notes accepting the Tender Offer. By acceptance of the Tender Offer, you agree to remove all potential causes of action or claims under and in connection with the Notes which you could have asserted against the Company and any of its directors, officers or advisers, except for the right to receive the Purchase Price for your Notes.

8.     Additional Information

Certain additional information is set out in Section 3 of this document, including details of where you can inspect, inter alia, copies of the Deed of Covenant, pursuant to which the Notes were issued and the draft Supplemental Deed of Covenant referred to in the Resolution.

9.     United Kingdom Taxation

Information on United Kingdom taxation can be found in Section 4 of this document. If you have any questions as to your tax position in relation to the proposed Tender Offer, you should consult your own professional adviser.

10.    Action

This document and the Notice of Noteholders’ Meeting herein are important and contain details of the action to be taken by Noteholders in relation to the Proposal. If you are in any doubt as to the action you should take, you should consult your own financial adviser.

The Company is anxious to avoid the delay, cost and inconvenience to the Noteholders which will arise if it becomes necessary to adjourn the Meeting for lack of a quorum. Noteholders are therefore requested to take all necessary action to vote on the Resolution.

Noteholders who wish to accept the Tender Offer should tender their Notes in accordance with the procedures described in Section 2 of this document.

Very truly yours,

Fred Drasner,

Chairman and Chief Executive Officer

SECTION 2

TERMS AND CONDITIONS OF THE TENDER OFFER

Subject as provided herein, this document constitutes an offer by the Company to Noteholders on the terms set out below.

1.     The Tender Offer

The Company offers to purchase, or at the Company’s discretion to procure the purchase of, on the terms and conditions set out in this document, any outstanding Notes held by the Noteholders at the Purchase Price. Noteholders may accept the Tender Offer during the Tender Period, which commences on 4 July 2002 and expires at 5 p.m. (London time) on the Closing Date, or on such later date as may be determined by the Company, subject always to the provisions of paragraphs 2 and 5 below.

A Noteholder accepting the Tender Offer must complete and return a Form of Acceptance and Form of Proxy appointing a representative of the Tender Agent as its proxy to vote in favour of the Resolution (in the manner provided herein).

2.     Conditions for Acceptance

The Tender Offer is conditional upon:

(a)	the receipt by the Company of valid tenders of not less than 75%, or £13,930,500, of the outstanding principal amount of the Notes;

(b)	the Noteholders passing the Resolution; and

(c)	no governmental, statutory or regulator body, court, trade agency, professional association or any other person or body in any jurisdiction (each a “Relevant Authority”) having decided to take, institute or threaten any action, proceedings, suit, investigation or enquiry, or, proposed any statute, regulation or order or taken any other steps and there not continuing to be outstanding any statute, legislation or order of any Relevant Authority, which would or might:

(i)	make the Tender Offer void, illegal, unenforceable or otherwise restrict, prohibit or otherwise interfere with or impose additional conditions, or otherwise interfere with the Tender Offer to a material extent; or

(ii)	result in a delay in the ability of the Company to acquire some or all of the Notes.

The Company may, at its discretion, and by notice to the Noteholders, waive satisfaction of the conditions for any or all purposes, and in particular, may waive condition 2(a) above if condition 2(b) is satisfied. If these conditions are not satisfied or otherwise waived in full or in part by the Company, the Tender Offer will lapse and all Note certificates and/or other documents of title in respect of the Notes deposited with the Tender Agent will be returned by post to the relevant Noteholders within 14 days of the Tender Offer so lapsing. If the Tender Offer lapses for any reason, the Tender Offer shall cease to be capable of acceptance and the Company shall cease to be bound by prior acceptances.

3.     Acceptance of the Tender Offer

(a)	To accept the Tender Offer you should complete Boxes 1, 3 and 4 (and, if appropriate, 5) and sign Box 2 of the Form of Acceptance and sign and return the Form of Proxy in accordance with the instructions printed on it. The completed Form of Acceptance, Form of Proxy and your Note certificates and/or other documents of title should be returned by post or hand to the Tender Agent at the address stated on page 19 of this document as soon as possible and in any event so as to be received not later than 4.30 p.m. (London time) on 28 July 2002. A reply-paid envelope is enclosed for your convenience and may be used by Noteholders for returning Forms of Acceptance and Forms of Proxy in the UK. No acknowledgement of receipt of documents will be given. The terms, instructions and authorities contained in or deemed to be incorporated in the Form of Acceptance will be deemed to form part of the Tender Offer. Words and expressions defined in this document will have the same meanings when used in the Form of Acceptance and the Form of Proxy unless the context otherwise requires.

By tendering its Notes and executing a Form of Acceptance whether or not any other boxes are completed, each Noteholder shall be deemed to represent, warrant, authorise and undertake to and with the Company (so as to bind him, his personal representatives, heirs, successors and assigns) the following:

(i)	that the Noteholder wishes irrevocably to accept the Tender Offer in respect of the relevant Noteholder’s entire holding of Notes (or such lesser number as may have been inserted in Box 1 of the Form of Acceptance), provided that if no number, or a number which exceeds such Noteholder’s holding of Notes is inserted in Box 1, the acceptance will be deemed to have been made in respect of that Noteholder’s entire holding of Notes;

(ii)	the principal amount of the Notes held by the Noteholder;

(iii)	to remove all potential causes of action or claims under and in connection with the Notes which the Noteholder could have asserted against the Company and any of its directors, officers, employees or advisers, except for the right to receive the Purchase Price for the Noteholder’s Notes;

(iv)	to execute any further documents and give any further assurances which may be required to enable the Company to obtain the full benefit of this undertaking and/or to perfect any of the authorities expressed to be given hereunder; and

(v)	that, unless “No” has been inserted in Box 4 of the Form of Acceptance, such Noteholder has not received or sent copies or originals of this document, the Form of Acceptance, the Form of Proxy or any related documents in, into or from the United States, Canada, Australia or Japan and has not otherwise utilised in connection with the Tender Offer, directly or indirectly, the mails of, or any means or instrumentality (including, without limitation, the post, facsimile transmission, telex, email and telephone) of the United States, Canada, Australia or Japan; was outside the United States, Canada, Australia or Japan when the Form of Acceptance was delivered; and, in respect of the Notes to which the Form of Acceptance relates, is not an agent or a fiduciary acting on a non-discretionary basis for a principal, unless such agent or fiduciary is an authorised employee of such principal or such principal has given any instruction with respect to the Tender Offer from outside the United States, Canada, Australia or Japan.

(b)	The acceptance by a Noteholder of the Tender Offer will be deemed to have occurred upon receipt by the Tender Agent of the Form of Acceptance and Form of Proxy, will be irrevocable (subject to paragraph 6(d) below) and will constitute a binding agreement between such Noteholder and the Company in accordance with the terms, and subject to the conditions, set forth herein.

(c)	All questions as to validity, form and eligibility (including time of receipt) of any acceptance of the Tender Offer will be determined solely by the Company. The Company reserves the right to treat as valid any acceptance of the Tender Offer which is not entirely in order or which is not accompanied by the relevant Note certificates and/or other documents of title. In that event, no payment of cash under the Tender Offer will be made until the relevant Note certificates and/or other documents of title or indemnities satisfactory to the Company have been received. The Company’s determination as to whether or when a Form of Acceptance or Form of Proxy is received or whether it is duly completed and signed shall be final and binding.

(d)	If your Note certificates and/or other documents of title is/are not readily available or is/are lost, the Form of Acceptance and Form of Proxy should nevertheless be completed, signed and returned as stated above so as to arrive not later than 4.30 p.m. (London time) on 28 July 2002 together with any Note certificates and/or other documents of title you have available, accompanied by a letter stating that the balance will follow or that you have lost one or more of your Note certificates and/or documents of title. You should then arrange for the relevant Note certificates and/or other documents of title to be forwarded as soon as possible. No acknowledgements of receipt of documents will be given. In the case of loss, you should write to the Tender Agent as soon as possible for a letter of indemnity for lost certificates and/or other documents of title, which, when completed in accordance with the instructions given, should be returned to the Tender Agent in accordance with the foregoing instructions.

(e)	These instructions set out the only manner in which the Tender Offer may be accepted. Do not send Notes, Forms of Acceptance or Forms of Proxy to the Company or the Tender Co-ordinator.

4.     Overseas Noteholders

(a)	The making of the Tender Offer in, or to citizens, residents or nationals of, jurisdictions outside the United Kingdom (“overseas Noteholders”) may be affected by the laws of the relevant jurisdiction. Such overseas Noteholders should inform themselves about and observe any applicable legal requirements.

(b)	It is the responsibility of any overseas Noteholder wishing to accept the Tender Offer to satisfy himself as to the full observance of the laws of the relevant jurisdiction in connection therewith, including the obtaining of any governmental, exchange control or other consents which may be required or the compliance with other necessary formalities and the payment of any issue, transfer or other taxes or other requisite payments due in such jurisdiction. Any such overseas Noteholder will be responsible for any such consents and for any such taxes or other requisite payments by whomsoever payable and the Company shall be fully indemnified and held harmless by such overseas Noteholder for any penalties for any failure to obtain such consents and for any such taxes or payments as the Company may be required to pay.

(c)	In particular, the Tender Offer is not being made, directly or indirectly, in or into, or by use of the mails of, or by any means or instrumentality of interstate or foreign commerce of, or any facility of a national securities exchange of, the United States, Canada, Australia or Japan. This includes, but is not limited to, facsimile transmission, telex, email and telephone. Accordingly, copies of this document, the Form of Acceptance, the Form of Proxy and any related offering documents are not being, and must not be, mailed or otherwise distributed or sent in, into or from the United States, Canada, Australia or Japan including to Noteholders with registered addresses in the United States, Canada, Australia or Japan or to custodians, trustees or nominees holding Notes for such persons. Persons receiving such documents (including, without limitation, custodians, trustees and nominees) must not distribute, send or mail them in, into or from the United States, Canada, Australia or Japan, use the United States, Canadian, Australian or Japanese mails or any such means of instrumentality for any purpose, directly or indirectly, in connection with the Tender Offer, and so doing will invalidate any related purported acceptance of the Tender Offer. Persons wishing to accept the Tender Offer must not use the United States, Canadian, Australian or Japanese mails or any such means or instrumentality for any purpose directly or indirectly related to acceptance of the Tender Offer. Envelopes containing Forms of Acceptance and Forms of Proxy should not be postmarked in the United States, Canada, Australia or Japan or otherwise despatched from the United States, Canada, Australia or Japan and all acceptors must provide addresses outside the United States, Canada, Australia or Japan for the settlement of the Purchase Price under the Tender Offer or for the return of Forms of Acceptance, Forms of Proxy, Note certificates and/or other documents of title.

(d)	A Noteholder will be deemed not to have accepted the Tender Offer if: (i) he puts “No” in Box 4 of the Form of Acceptance and thereby does not give the representation and warranty set out in paragraph 3(a)(v) of Section 2 above to the effect that he has not received or sent copies of this document, the Form of Acceptance, the Form of Proxy or any related offering documents in, into or from the United States, Canada, Australia or Japan and has not otherwise utilised in connection with the Tender Offer, directly or indirectly, the mails of, or any means or instrumentality (including, without limitation, facsimile transmission, telex, email and telephone) of interstate or foreign commerce of, or any facility of a national securities exchange of the United States, Canada, Australia or Japan; (ii) having completed Box 3 of the Form of Acceptance with a registered address in the United States, Canada, Australia or Japan he does not insert in Box 5 of the Form of Acceptance the name and address of a person or agent outside the United States, Canada, Australia or Japan to whom he wishes the consideration to which he is entitled under the Tender Offer to be sent; (iii) he inserts in Box 5 of the Form of Acceptance the name and address of a person or agent in the United States, Canada, Australia or Japan whom he wishes the consideration to which he is entitled under the Tender Offer to be sent; or (iv) in any case, the Form of Acceptance or Form of Proxy received from him is received in an envelope postmarked in, or which otherwise appears to the Company or its agents to have been sent from, the United States, Canada, Australia or Japan. The Company reserves the right, in its sole discretion, to investigate, in relation to any acceptance, whether the representation and warranty set out in paragraph 3(a)(v) of Section 2 above could have been truthfully given by the relevant Noteholder and, if such investigation is made and, as a result, the Company cannot satisfy itself that such representation and warranty was true and correct, such acceptance shall not be valid.

(e)	If, in connection with the making of the Tender Offer, notwithstanding the restrictions described above, any person (including, without limitation, custodians, nominees and trustees), whether pursuant to a contractual or legal obligation or otherwise, forwards this document, the Form of Acceptance, the Form of

Proxy or any related offering documents, in, into or from the United States, Canada, Australia or Japan or uses the mails of, or any means or instrumentality (including without limitation, facsimile transmission, telex, email and telephone) of interstate or foreign commerce of, or any facility of a national securities exchange of, the United States, Canada, Australia or Japan in connection with such forwarding, such person should: (i) inform the recipient of such fact; (ii) explain to the recipient that such action will invalidate any purported acceptance by the recipient; and (iii) draw the attention of the recipient to this paragraph 4.

(f)	Notwithstanding the foregoing provisions of this paragraph 4, the Company reserves the right, in its sole discretion, to treat as valid an acceptance received from (a) person(s) who is/are unable to give the representation and warranty set out in paragraph 3(a)(v) of Section 2.

(g)	The provisions of this paragraph 4 and/ or any other terms of the Tender Offer relating to overseas Noteholders may be waived, varied or modified as regards specific Noteholder(s) or on a general basis by the Company in its absolute discretion. Subject to this, the provisions of this paragraph 4 supersede any terms of the Tender Offer inconsistent therewith. References in this paragraph 4 to a Noteholder shall include the person or persons executing a Form of Acceptance and/or a Form of Proxy and, in the event of more than one person executing a Form of Acceptance and/or a Form of Proxy, the provisions of this paragraph shall apply to them jointly and to each of them separately.

5.     Extension and Subsequent Offers

The Company may, in its sole discretion, agree to extend the Tender Period. The Company may at any time make or procure the making of a new offer to the Noteholders on such terms as it may determine. The Company shall forthwith notify the Tender Agent of any such new offer and any such new offer will be notified in accordance with the terms of the Deed of Covenant to the Noteholders as promptly as practicable. In addition notification will be provided to a Regulatory Information Service of the London Stock Exchange.

Until the date of the Meeting (or any adjournment thereof), the Company may reopen the Tender Offer with the modification of any terms (including, without limitation, the conditions of the Tender Offer).

6.     Termination, Withdrawal, Waiver, Amendment

(a)	Subject to applicable law, the Company may, in respect of the Notes, (i) at any time waive any condition of the Tender Offer, or (ii) at any time prior to the conditions of the Tender Offer being satisfied or waived in full: (A) amend any term of the Tender Offer which the Company reasonably considers in its sole discretion does not materially prejudice the rights of the Noteholders, the terms of the Tender Offer or the Proposal; or (B) terminate or withdraw the Tender Offer (whether before or after any acceptance by any Noteholder). If the Tender Offer is amended in accordance with this paragraph and such amendment represents on the date such amendment is announced an improvement in the value of the Tender Offer as so amended compared with the consideration or terms previously offered or in the overall value received by each Noteholder, the benefit of the amended Tender Offer will be made available to Noteholders who have accepted the Tender Offer in its original or any previously amended form (a “Previous Acceptor”). For the avoidance of doubt and to the extent appropriate, the acceptance by or on behalf of a Previous Acceptor of the Tender Offer in its original or any previously amended form shall be treated as an acceptance of the Tender Offer so amended and the prior submission of a Form of Proxy appointing a representative of the Tender Agent as proxy to vote in favour of the Resolution at the Meeting will be treated as valid in respect of the Tender Offer so amended. The Company reserves the right to treat an executed Form of Acceptance relating to the Tender Offer (in its original or any previously amended form) which is received after the announcement or issue of the Tender Offer in any amended form as a valid acceptance of the Tender Offer.

(b)	Any such waiver, amendment, termination or withdrawal may be effected before or after acceptance of the Tender Offer by any Noteholder, may be applied to any such Noteholder who has so accepted and will be followed as promptly as practicable by notice thereof to Noteholders.

(c)	In the event that the Company shall terminate the Tender Offer, it shall as soon as practicable give notice thereof to the Noteholders and the Tender Agent and all Note certificates and/or documents of title in respect of the Notes which have been deposited with the Tender Agent will be returned by post to the relevant Noteholders within 14 days of the date of termination of the Tender Offer.

(d)	If the Company, having announced the Tender Offer, subsequently extends the Tender Period (in accordance with paragraph 5 above) by more than 28 days beyond the original Closing Date, an accepting

Noteholder may during the one week period following notification of such extension withdraw his acceptance of the Tender Offer by written notice signed by such accepting Noteholder (or his agent duly appointed in writing and evidence of whose appointment in a form satisfactory to the Company is produced with the notice) given by post or hand to the Tender Agent at the address given on page 19 of this document.

7.     Additional Terms of the Tender Offer

(a)	All communications, payments, notices, cheques or certificates to be delivered to or by a Noteholder will be sent to or delivered by a Noteholder at its own risk.

(b)	The submission of a Form of Acceptance accepting the Tender Offer will be deemed to constitute a representation and warranty by the Noteholder that (i) the Notes the subject of the acceptance will, on the relevant Settlement Date, be transferred by such Noteholder with full title guarantee free from all liens, charges and encumbrances and together with all rights attached thereto, and (ii) it is the Noteholder in respect of the Notes. If the relevant Noteholder is unable to give such representation and warranty, such Noteholder should contact the Tender Co-ordinator.

(c)	Save as otherwise provided herein, any notice given to a Noteholder in connection with the Tender Offer will be deemed to have been duly given if it is notified or published in the Financial Times or another leading English language daily newspaper published in London or in accordance with the terms of the Deed of Covenant. The Company may, at its discretion, also give notice by any other means it considers appropriate. In addition, notification will be provided to a Regulatory Information Service of the London Stock Exchange.

(d)	Each Noteholder accepting in accordance with the terms of the Tender Offer shall be deemed to have agreed to indemnify the Company, the Tender Co-ordinator, and the Tender Agent against all and any losses, costs, claims, liabilities, expenses, charges, actions or demands which any of them may incur or which may be made against any of them as a result of any breach of any of the terms of, or any of the representations, warranties and/or undertakings given pursuant to, the Tender Offer by any such Noteholder.

(e)	Notwithstanding paragraph 3(c) above, each of the Company, the Tender Co-ordinator, and the Tender Agent may in its discretion elect to treat as valid an acceptance not complying in all respects with the terms of the Tender Offer or in respect of which the relevant Noteholder does not comply with all the subsequent requirements of these terms.

(f)	The Tender Offer and each acceptance shall be governed by and construed in accordance with English law. By accepting the Tender Offer a Noteholder irrevocably and unconditionally agrees for the exclusive benefit of the Company, the Tender Co-ordinator, and the Tender Agent that the courts of England are to have jurisdiction to settle any disputes which may arise in connection with the Tender Offer or any of the documents referred to above and that, accordingly, any suit, action or proceedings arising out of or in connection with the foregoing may be brought in such courts.

(g)	None of the Company, the Tender Co-ordinator or the Tender Agent or any of their respective directors or employees makes any recommendation as to whether or not to accept the Tender Offer or otherwise to exercise any rights in respect of the Notes. Noteholders must make their own decision with regard to acceptance.

(h)	The Company’s interpretation of the terms and conditions of the Tender Offer shall be final and binding. No alternative, conditional or contingent tenders will be accepted. The Company or the Tender Agent may reject any acceptance of the Tender Offer submitted by a Noteholder who is, or at any time becomes, in breach of any representation, warranty or undertaking of the Noteholder under the Tender Offer.

Unless waived by the Company, any irregularities in connection with tenders must be cured within such time as the Company shall determine. None of the Company, the Tender Co-ordinator, the Tender Agent or any other person will be under any duty to give notification of any defects or irregularities in such tenders, nor will any of such entities incur any liability for failure to give such notification. Tenders of such Notes will be deemed not to have been made until such irregularities have been cured or waived.

(i)	If any Form of Acceptance or other written communication addressed to the Company, the Tender Co-ordinator or the Tender Agent is signed on behalf of a Noteholder (by an attorney-in-fact, custodian, trustee, administrator, director or officer of a corporation or any other person acting in a fiduciary or representative capacity) that fact should be indicated on the relevant communication and a power of attorney or other form of authority, in a form satisfactory to the Company, must be delivered to the Tender Agent by the end of the Tender Period. Failure to submit such evidence as aforesaid may result in rejection of the acceptance. Neither the Company, the Tender Co-ordinator, nor the Tender Agent shall have any responsibility to check the genuineness of any such power of attorney or other form of authority so delivered and may conclusively rely on, and shall be protected in acting in reliance upon, any such power of attorney or other form of authority.

(j)	Neither the Company, the Tender Co-ordinator, nor the Tender Agent shall accept any responsibility for failure of delivery of any acceptance of the Tender Offer or any other notice or communication. The Company’s determination in respect of any acceptance of the Tender Offer or any other notice or communication shall be final and binding.

(k)	If the Tender Offer does not become unconditional or is otherwise terminated or withdrawn after any Noteholder has accepted the Tender Offer, the Company shall give the Noteholders notice as provided herein and all Note certificates and/or other documents of title received in respect of the Tender Offer will be returned by post to the Noteholders within 14 days of the Tender Offer lapsing, terminating or being withdrawn.

8.     Purchased Notes and Settlement

Subject to the Tender Offer being declared unconditional in all respects, the Company will pay or procure the payment of the Purchase Price on the Settlement Date to all Noteholders who have validly accepted the Tender Offer during the Tender Period in return for delivery of the relevant Notes. Payment of the pounds sterling equivalent of US$0.1615 per £1 principal amount of Notes (which shall be inclusive of accrued interest and other amounts due under and in respect of the Notes) as calculated at the US$/£ exchange rate as published in the Financial Times on the Business Day before the Settlement Date will be made by the Tender Agent in the form of sterling cheque or transfer to a sterling account maintained by the Noteholders with a bank in London from the account set up pursuant to clause 3.1 of the Principal Paying Agency Agreement dated 1 September 1999 between the Company and the Tender Agent or otherwise in accordance with Condition 6 of the Notes. Notes which are purchased on the Settlement Date pursuant to the Tender Offer will be cancelled by the Company.

9.     Option of Declaring an Early Settlement Date

If the entire outstanding amount of the Notes is validly tendered under the Tender Offer, the Company may elect not to procure that a Meeting be convened in respect of these Notes. In that event, subject to the conditions of the Tender Offer being satisfied or waived in full, the Company shall pay, or procure that there is paid, the relevant Purchase Price, subject to delivery of the relevant Notes, on the Early Settlement Date. The Company shall give notice in writing to the Noteholders of any such election as soon as reasonably practicable after such election, which notice shall specify the Early Settlement Date.

10.    Withholding Taxes

All payments by the Company will be made subject to withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the United Kingdom or the United States, in each case including any authority therein or thereof having power to tax. Holders of the Notes are specifically reminded of the need to submit appropriate exemption forms to avoid United States withholding.

SECTION 3

ADDITIONAL INFORMATION

1.     Notes Outstanding

Notes with nominal value of £18,574,000 remain outstanding.

2.     Directors Interests

None of the Directors of the Company has any interest in the Notes.

3.     Documents Available for Inspection

The Company is subject to the periodic reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the U.S. Securities and Exchange Commission (the “SEC”). You may inspect and copy the reports and other information filed with the SEC by the Company at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, United States of America. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Such material may also be accessed electronically at the SEC’s site on the World Wide Web located at http://www.sec.gov or obtained from the Tender Co-ordinator.

Requests for additional copies of the Tender Offer Document and Notice of Noteholders’ Meeting may be directed to the Tender Agent at the address and telephone number set forth on the back cover of this Tender Offer Document and Notice of Noteholders’ Meeting.

In addition, copies of the following documents may be inspected at the offices of the Tender Co-ordinator at Winchester House, 1 Great Winchester Street, London EC2N 2DB, up to and including the date of the Meeting or any adjournment thereof and will also be available for inspection at the Meeting or any adjournment thereof for 15 minutes prior thereto:

(a)	the Deed of Covenant;

(b)	the Principal Paying Agency Agreement dated 1 September 1999 relating to the Notes;

(c)	the latest draft (subject to modification) of the Supplemental Deed of Covenant to give effect to the Proposal; and

(d)	the Tender Offer Document and Notice of Noteholders’ Meeting dated 4 July 2002.

The following documents have been filed with the SEC and are incorporated herein by reference:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (the “Annual Report”); and

(b)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 (the “Quarterly Report”).

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Tender Offer Document and Notice of Noteholders’ Meeting and prior to the expiration or termination of the Tender Offer shall be deemed to be incorporated by reference in this Tender Offer Document and Notice of Noteholders’ Meeting and to be a part hereof from the date of filing such documents.

Any statement contained in this Tender Offer Document and Notice of Noteholders’ Meeting or incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained in any documents and reports filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Tender Offer Document and Notice of Noteholders’ Meeting modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Tender Offer Document and Notice of Noteholders’ Meeting. Subject to the foregoing, all information appearing in this Tender Offer Document and Notice of Noteholders’ Meeting is qualified in its entirety by the information appearing in the documents incorporated by reference.

FORWARD-LOOKING STATEMENTS

This Tender Offer Document and Notice of Noteholders’ Meeting and the documents incorporated herein by reference contain certain forward-looking statements (within the meaning of the U.S. Private Securities Litigation

Reform Act of 1995, as amended) about the Company’s financial condition, results of operations and business. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “intends,” “may,” or similar expressions used in this Tender Offer Document and Notice of Noteholders’ Meeting.

Such statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include (but are not limited to) the following: (a) the ability of the Company to maintain compliance with the financial covenant requirements under the Senior Credit Agreement; (b) the ability of the Company to successfully renegotiate the terms of the Senior Credit Agreement; (c) the ability of Kmart Corporation to successfully emerge from bankruptcy; (d) the impact of technological advancements on the ability of customers and competitors to provide services comparable to those provided by the Company; (e) the continued softness in the advertising market; (f) the timing of completion and the success of the Company’s restructuring plans and integration efforts; (g) the rate and level of capital expenditures; (h) the adequacy of the Company’s credit facilities and cash flows to fund cash needs; (i) the ability to complete the Tender Offer; (j) changes in national or international politics and economics; (k) currency exchange rate fluctuations; and (l) changes in capital and financial markets.

For a more detailed description of these risks and factors, please see the Company’s filings with the SEC, including its Annual Report and the Quarterly Report.

All forward-looking statements speak only as of the date of this Tender Offer Document and Notice of Noteholders’ Meeting. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this Tender Offer Document and Notice of Noteholders’ Meeting.

The Company does not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this Tender Offer Document and Notice of Noteholders’ Meeting. Additionally, the Company does not undertake any responsibility to update the Noteholders on the occurrence of any unanticipated events that may cause actual results to differ from those expressed or implied by the forward-looking statements contained in this Tender Offer Document and Notice of Noteholders’ Meeting or in the documents incorporated by reference.

SECTION 4

UNITED KINGDOM TAXATION

Noteholders who accept the Tender Offer will dispose of their Notes. The following section outlines the main tax consequences for Noteholders of this disposal under the current law and practice of the United Kingdom which is subject to change, possibly with retrospective effect. It applies only to Noteholders who are resident or ordinarily resident in the United Kingdom or who carry on a trade in the United Kingdom. It does not, however, apply to Noteholders who are subject to special tax rules, or to dealers in securities. The discussion also does not consider United States federal income tax consequences to Noteholders that or who are United States corporations, estates, partnerships, citizens or residents. Noteholders should consult their own professional adviser with regard to their tax position.

1.     Taxation of Chargeable Gains

UK Corporation Taxpayers

Under the rules relating to “loan relationships” in the Finance Act 1996, any gain or loss (including accrued interest) on a disposal of the Notes by a Noteholder which is within the charge to UK corporation tax will be recognised in accordance with the authorised accounting treatment applicable to that Noteholder.

Other UK Taxpayers

The Notes will not constitute “qualifying corporate bonds” within the meaning of section 117 of the Taxation of Chargeable Gains Act 1992. Accordingly, a disposal by a Noteholder could give rise to a chargeable gain or an allowable loss for the purposes of UK taxation of chargeable gains.

2.     Accrued Income Scheme

On a disposal of the Notes by a Noteholder, any interest which has accrued since the last interest payment date (represented by the equivalent amount in the Purchase Price) may be chargeable to tax as income.

The Accrued Income Scheme does not apply to Noteholders who are subject to corporation tax, or where the nominal value of all securities held by a Noteholder who is an individual does not exceed £5,000 at any time either in the year of assessment in which the interest period in which the transfer occurs ends or in the previous year of assessment, or to Noteholders who fall within certain other specified categories.

3.     Stamp Duty and Stamp Duty Reserve Tax

No stamp duty or stamp duty reserve tax will be payable by Noteholders on disposal of the Notes.

SECTION 5

NOTICE OF MEETING OF NOTEHOLDERS

THIS NOTICE IS IMPORTANT AND REQUIRES THE IMMEDIATE ATTENTION OF NOTEHOLDERS. NOTEHOLDERS WITH QUESTIONS AS TO THE ACTION THEY SHOULD TAKE ARE RECOMMENDED TO SEEK THEIR OWN FINANCIAL ADVICE IMMEDIATELY FROM THEIR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER FINANCIAL ADVISER AUTHORISED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (IF THEY ARE IN THE UNITED KINGDOM), OR FROM ANOTHER APPROPRIATELY AUTHORISED FINANCIAL ADVISER.

Notice of a Meeting of the holders of the outstanding 10% Subordinated Notes due 2005 (the “Notes”) issued by Applied Graphics Technologies, Inc. (the “Company”)

Notice is hereby given that a meeting (the “Meeting”) of the holders of the above Notes (the “Noteholders”) convened by the Company will be held at the office of the Company’s subsidiary, Seven Worldwide Limited, at Kingsway North, Team Valley Estate, Gateshead, Tyne & Wear, NE11 OJH on Tuesday 30 July 2002 at 4.30 p.m. (London time) for the purpose of considering and, if thought fit, passing the Resolution set out below which will be proposed as an “Extraordinary Resolution” in accordance with the provisions of Schedule 4 of the Deed of Covenant dated 31 August 1999 made by the Company (the “Deed of Covenant”) and pursuant to which the Notes were issued to the holders of the Notes (the “Noteholders”).

Resolution

“That this Meeting of the holders of the outstanding 10% Subordinated Notes due 2005 of Applied Graphics Technologies, Inc. (the “Company”) and constituted by the Deed of Covenant hereby consents to, approves and sanctions the amendments (the “Amendments”) set out below and its implementation on, and subject to, the terms and conditions set out and the procedures referred to herein and in particular (but without limitation):

(a)	to sanction and approve the modifications to the terms and conditions of the Notes set out in the Deed of Covenant as follows:

(i)	by the insertion of the words underlined below in Schedule 2, Condition 4(a):

“Rate of Interest: The Subordinated Notes will bear interest from 1 August 1999 (The “Issue Date”) at the rate of 10 per cent. per annum, payable (subject to any requirement to deduct tax therefrom and to the provisions of Conditions 3, 5, 6 and 7).....”

(ii)	by the deletion in its entirety of the existing Condition 5(b) in Schedule 2, and the insertion of the following as a new Condition 5(b):

“(b) Early redemption at the option of the Company: The Subordinated Notes may be redeemed at the option of the Company, in whole or in part, at any time until (and including) 30 October 2005 without notice (any date specified by the Company for redemption being a “Redemption Date”) at the price of the pounds sterling equivalent of US$0.1615 (as calculated at the US$/£ exchange rate as published in the Financial Times on the Business Day before the Redemption Date) per £1 nominal amount of Subordinated Notes, inclusive of any accrued interest and any other amounts owed under and in connection with the Subordinated Notes at the actual date of redemption.”

(b)	to authorise, request and direct the Company to execute and do all such deeds, instruments, acts and things as may be necessary or desirable, in the opinion of the Company, to give effect to the Amendments and this Resolution and in particular (but without limitation) to enter into a Supplemental Deed of Covenant to amend the Deed of Covenant in the form of the draft produced to this Meeting and initialled by the Chairman for the purpose of identification with such modifications thereto (if any) as the Company may require or approve; and

(c)	to sanction every modification, abrogation or compromise of, or arrangement in respect of, the rights of the Noteholders against the Company whether such rights shall arise under the Deed of Covenant or the Notes or otherwise involved in or resulting from the implementation of the Amendments.

General

Noteholders should note that the Tender Co-ordinator is not in a position to offer to Noteholders any financial or other advice concerning the Proposal, or to accept any liability relating thereto. The Tender Co-ordinator recommends Noteholders who are in any doubt as to the impact of the Proposal to seek their own professional advice.

Quorum and Voting at the Meeting

1.	The provisions governing the convening and holding of the Meeting are set out in Schedule 4 to the Deed of Covenant.

2.	The registered holders of any of the Notes or in the case of joint holders, any one of them, shall be entitled to vote in respect thereof either in person or by proxy and in the latter case as if such joint holder were solely entitled to such Notes. If more than one of such joint holders be present at any meeting either personally or by proxy, the vote of the senior holder who tenders a vote (seniority being determined by the order in which the joint holders are named in the Register) shall be accepted to the exclusion of the votes of the other joint holders. A Noteholder not wishing to attend and vote at the Meeting in person may give a voting instruction to a person to act as proxy to attend and vote at the Meeting in accordance with its instructions. A Form of Proxy for such purposes is attached to this document and if so used, must be deposited together with the power of attorney or other authority (if any) under which it is signed or a notarially certified or office copy of such power or authority not less than 48 hours before the Meeting or adjourned meeting (or if a poll is held 24 hours or more after the time appointed for the meeting or adjourned meeting, then the proxy must be lodged not less than 24 hours before the time appointed for the taking of the poll) at the office of the Tender Agent, The Causeway, Worthing, West Sussex BN99 6DA.

Any Noteholder wishing to accept the Tender Offer must execute and return both the Form of Acceptance and Form of Proxy appointing a representative of the Tender Agent to act as its proxy to attend and vote at the Meeting in favour of the Resolution.

3.	The quorum required at the Meeting for the purpose of passing the proposed Resolution is two or more persons present in person holding Notes or being proxies or representatives and holding or representing in the aggregate not less than 75% of the principal amount of the Notes then outstanding. If, within fifteen minutes after the time fixed for holding the Meeting, a quorum is not present, the Meeting will stand adjourned for not less than 14 days and the Resolution will be considered at an adjourned meeting (notice of which will be given to Noteholders at least 7 days prior to such adjourned meeting). The quorum at such an adjourned meeting will be two or more persons present in person holding Notes or being proxies or representatives and holding or representing in the aggregate not less than 25% of the principal amount of the Notes then outstanding.

4.	The resolution submitted to the Meeting shall be decided in the first instance by a show of hands unless a poll is demanded by the chairman or by one or more persons holding one or more Notes or being proxies or representatives and holding or representing in the aggregate not less than 1/20 (one twentieth) of the principal amount of the Notes then outstanding.

5.	On a show of hands every person who is present in person and who produces a Note or is a proxy or a representative shall have one vote and on a poll every person who is so present shall have one vote in respect of each £1 in nominal amount of Notes so produced or in respect of which he is a proxy or a representative.

6.	To be passed, the Resolution requires a majority in favour consisting of not less than 75% of the votes cast. If passed, the Resolution will be binding upon all Noteholders, whether or not present at such Meeting and whether or not they vote in favour, and all Noteholders shall be bound to give effect thereto.

7.	The Noteholders will be notified of the passing of the Resolution within 14 days by publication in the Financial Times or another leading English language daily newspaper published in London or in accordance with the terms of the Deed of Covenant, but may contact the Tender Co-ordinator at any time following the conclusion of the Meeting for the purpose of ascertaining whether or not the Resolution was passed at the Meeting. In addition notification will be provided to a Regulatory Information Service of the London Stock Exchange.

This Notice is governed by, and shall be construed in accordance with, English law.

Noteholders should contact the following for information on voting at the Meeting.

Tender Agent

Lloyds TSB Registrars

a division of Lloyds TSB Group Plc
The Causeway
Worthing
West Sussex
BN99 6DA

Tel No: 0870 600 0673

Fax No: 01903 702 563
Attention: Bob Mansell

This Notice is given by:

Applied Graphics Technologies, Inc.

450 West 33rd Street
New York, New York 10001
United States of America
+ 1 212 716 6600

Dated 4 July 2002

SECTION 6

CERTAIN DEFINITIONS

In this document, the following words and expressions have, unless the context otherwise requires, the meanings set out opposite them below:

“Amendments” means the amendments and restatement of Schedule 2, Conditions 4(a) and 5(b) of the terms and conditions of the Deed of Covenant as set forth in Section 5 of this document;

“Business Day” means a day (not being a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in London and New York;

“Closing Date” means 30 July 2002, or such later date as may be agreed between the Company and the Tender Co-ordinator subject always to the rights of the Company to extend, re-open, terminate, withdraw and/or amend the Tender Offer pursuant to paragraphs 5 and 6 of Section 2 of this document;

“Commission” means the United States Securities and Exchange Commission;

“Company” means Applied Graphics Technologies, Inc., a Delaware corporation;

“Deed of Covenant” means the Deed of Covenant constituting up to £40,000,000 10%. Subordinated Notes Due 2005 dated 31 August 1999, pursuant to which the Notes were issued;

“Early Settlement Date” means in relation to the Notes and in respect of which the Company elects not to convene a meeting under the terms of the Tender Offer, the fifth Business Day after the date on which the Company gives notice to the Noteholders of such election;

“Form of Acceptance” means the form of acceptance and authority relating to the Tender Offer despatched with this document;

“Form of Proxy” means the form of proxy relating to the Tender Offer despatched with this document;

“London Stock Exchange” means the London Stock Exchange plc;

“Meeting” means in respect of the Notes, the meeting of Noteholders to be convened to consider the Resolution as described in Section 5 of this document;

“Noteholders” or “holders of the Notes” means the several persons who are for the time being shown in the Register as the holder or joint holders of a particular principal amount of such Notes; and the words “Noteholder” and “Noteholders”, “holder” and “holders” and related expressions shall (where appropriate) be construed accordingly;

“Notes” means the outstanding 10% Subordinated Notes due 2005 of the Company;

“overseas Noteholders” means Noteholders who are citizens, residents or nationals of jurisdictions outside the United Kingdom;

“pounds sterling” or “£” means the lawful currency of the United Kingdom;

“Previous Acceptor” means a Noteholder who has accepted the Tender Offer in its original or any previously amended form;

“Proposal” means in relation to the Notes, the Tender Offer and the Resolution as described herein;

“Purchase Price” means the price payable on the Settlement Date in respect for the Notes purchased pursuant to the Tender Offer;

“Register” means the register of Noteholders kept by the Tender Agent (acting as Registrar) at The Causeway, Worthing, West Sussex, BN99 6DA;

“Relevant Authority” means a governmental, statutory or regulator body, court, trade agency, professional association or any other person or body in any jurisdiction;

“Resolution” means in relation to the Notes, the resolution to be proposed at the Noteholders’ Meeting;

“Senior Credit Agreement” means the Amended and Restated Credit Agreement dated 10 March 1999 between the Company, certain lenders and Fleet National Bank, as administrative agent for the lenders;

“Settlement Date” means in relation to the Notes, the fifth Business Day after the date on which the meeting in relation to the Notes (or if applicable, any adjourned such meeting) is held and successfully approves the Resolution or, if the Company exercises its right not to convene a Meeting in respect of the Notes, the Early Settlement Date;

“Supplemental Deed of Covenant” means the supplemental Deed of Covenant to be made by the Company to be dated on or around the date of the passage of the Resolution;

“Tender Agent” means Lloyds TSB Registrars, a division of Lloyds TSB Group Plc;

“Tender Co-ordinator” means Deutsche Bank AG;

“Tender Offer” means the offer by the Company to purchase or, at the Company’s option, to procure the purchase of, Notes, on and subject to the terms and conditions set out herein;

“Tender Offer Document” means this document which outlines the Tender Offer dated 4 July 2002;

“Tendered Notes” means Notes which are the subject of acceptance under the Tender Offer in accordance with paragraph 3 of Section 2 of this document;

“Tender Period” means the period from and including 4 July 2002 to 5 p.m. (London time) on the Closing Date; and

“US$” means the lawful currency of the United States of America.

TENDER CO-ORDINATOR AND TENDER AGENT

The Company has retained Deutsche Bank AG as Tender Co-Ordinator for the Tender Offer and Lloyds TSB Registrars, a division of Lloyds TSB Group Plc, to act as Tender Agent. The Tender Co-ordinator and its affiliates may contact Noteholders regarding the Tender Offer and may request brokerage houses, custodians, nominees, fiduciaries and others to forward this document and related materials to Noteholders. The Company has agreed to pay the Tender Agent and the Tender Co-ordinator customary fees for its services in connection with the Tender Offer. The Company has also agreed to reimburse the Tender Co-ordinator and the Tender Agent for their out-of-pocket expenses (including the fees and disbursements of legal counsel) and to indemnify the Tender Co-ordinator and Tender Agent against certain liabilities. The Tender Co-ordinator and its affiliates have provided and continue to provide certain investment banking services to the Company for which they have received and will receive compensation that is customary for services of such nature.

Requests for additional relevant copies of documentation may be directed to the Tender Agent or the Tender Co-ordinator at the relevant address, facsimile number and telephone number specified on the back cover of this document.

In connection with the Tender Offer, directors and officers of the Company and its affiliates may solicit tenders and consents by use of postal services, personally or by telephone, electronic mail, facsimile, telegram or other similar methods. The Company or its affiliates will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding this document and other relating materials to Noteholders.

Neither the Tender Co-ordinator, the Tender Agent nor any of their respective directors, employees or affiliates assume any responsibility for the accuracy or completeness of the information concerning the Tender Offer or the Company or any of its affiliates contained in this document or for any failure by the Company to disclose events that may have occurred and may affect the significance or accuracy of such information.

The Tender Agent for the Tender Offer is:

Lloyds TSB Registrars

a division of Lloyds TSB Group Plc
The Causeway
Worthing
West Sussex
BN99 6DA

Tel No: 0870 600 0673

Fax No: 01903 702 563
Attention: Bob Mansell

The Tender Co-Ordinator for the Tender Offer is:

Deutsche Bank AG

Winchester House
1 Great Winchester Street
London
EC2N 2DB

Tel No: 020 7547 5168

Fax No: 020 7547 2704
Attention: David Ross